                                                                 EXHIBIT 10.18.1

                                   AMENDMENT
                                   ---------
                                      TO
                                      --
                         VIRTUAL REALTY NETWORK, INC.
                         ----------------------------
                           SERIES A PREFERRED STOCK
                           ------------------------
                              PURCHASE AGREEMENT
                              ------------------
                              DATED MAY 19, 1995

     THIS AMENDMENT to the Series A Preferred Stock Purchase Agreement, dated May 19, 1995, is hereby entered into by Virtual Realty Network, Inc. ("VRNi"), Intel Corporation ("Intel"), and American Growth Fund I, ("American Growth") a California Limited Partnership, by American Growth Capital Corporation, Managing General Partner, and the parties hereto agree as follows:

     1. American Growth has purchased 250,000 shares of Series A Preferred Stock and Intel has purchased 500,000. American Growth has read, understood and agreed to be bound by and has purchased their shares under the terms and conditions of the Series A Preferred Stock Purchase Agreement. All parties hereto have voted at a Shareholders Meeting, held on August ___, 1995, to increase the number of Series A Preferred shares from 2,000,000 to 2,250,000 shares.

     2. The parties agree to the following changes, corrections, additions and/or deletions to the Series A Preferred Stock Purchase Agreement:

           a)  3.2 Capitalization (b) Preferred Stock.  The number of shares of
                                      ----------------
Preferred Stock ($.001 par value) has been increased from 2,000,000 to 2,250,000 Series A Preferred, of which 750,000 shares have been sold.

           b)  3.2 Capitalization (c) Options, Warrants, Reserved Shares.  The
                                      -----------------------------------
Company has reserved 2,250,000 shares of its Common Stock for possible issuance upon the conversion of the shares of Series A Preferred Stock to be issued thereunder. (iii) there are only three (3) employee stock options of 50,000 shares each outstanding, as the contract with GaryLyn Edwards has been canceled.

           c)  3.2 Capitalization (d) Outstanding Security Holders. Exhibit D is
                                      -----------------------------
updated as attached.

           d) 3.3 Subsidiaries. The Company has three (3) wholly owned subsidiaries: Virtual Realty Applications Group, Inc., Virtual Realty Licensing Co., Inc., and Virtual Realty MLS Co., Inc. The Company is not currently using these corporations but plans to put various software, and business contracts into them, as may be appropriate. All three corporations are Nevada corporations.

           e) Section 3.6 Liabilities - The Company originally had borrowed $50,000.00 from Jeanne Garde, evidenced by a Promissory Note dated March 22, 1995, which loan was re-written on May 17, 1995 in the principal amount of $50,390.41, a copy of which is attached as Exhibit G.

           f) Section 3.7 Title to Properties and Assets. On March 22, 1995, the Company entered into a Purchase Agreement with Jeanne Garde, James Meador, and Gary Edwards, to purchase certain software and hardware, wherein the sellers warranted that they had good and marketable title to all assets, free and clear of all liens, claims, charges and encumbrances. This agreement was terminated in the week of August 18, 1995, as the title to the software was in dispute and the program was not operational. The hardware is being returned.

           g)    Section 3.8(b) Licenses; Other Agreements. The Company had
                                --------------------------
entered into an Agreement with MortgageFlex, dated April 21, 1995, for the software development of the VRI "Loanmaker" mark and methodology. That agreement has been terminated as the Mortgageflex software was not operational. The Company negotiating a software development and software license agreement with Dynatek, Inc., a Michigan corporation.

           h)    Section 3.8(c) No Infringement. On July 5, 1995, the Company
                                ---------------
received a letter for Attorney Gerald L. Berlin stating that his client, Mr. John R. Friedmann, was the owner of the service mark "VIRTUAL REALTY" and demanded that the Company cease using the name. After the Company responded to this letter, Mr. Friedmann changed law firms. The Company is negotiating with the new attorney for a license/agreement to use the name in our company name. The Company received a letter dated June 22, 1995, from Aegis Technologies, enclosing a copy of their U.S. patent no. 5,231,571, issued July 27, 1993 with claims directed to an interactive system for providing personal financial services over a computer network. No claims of patent infringement were made, only a request for questions or comments.

           i) Section 3.10 Litigation. There is no litigation pending, but there was a demand to cease using our name, as stated above in Section 3.8 (paragraph h) above).

           j) Section 3.23 Stock Restriction Agreement. At present, the founders, Michael A. Barron and Dianne D. David, have not signed any agreement with the Company which restricts their stock ownership although they are negotiating with the Company to do so.

           k) Section 3.23 Use of Proceeds. The Company had previously agreed to use the proceeds of its first sale of Series A shares to pay off the outstanding debt owed to American Growth. The promissory note has been negotiated, as shown in Exhibit G, which eliminated the need to payoff the note.

           l) 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. The Company is contemplating a Private Placement for the sale of 1,000,000 shares of Series A Preferred to accredited investors who will be purchasing under the terms and conditions of this Purchase Agreement, as amended herein.

           m)    Section 5.9(b) MortgageFlex and Software Today Licenses.  The
                                ------------------------------------------
Company had entered into an Agreement with Mortgage Flex, dated April 21, 1995, for the software development of the VRI "Loanmaker" mark and methodology. That agreement has been terminated as the Mortgageflex software was not operational. On March 22, 1995, the Company entered into a Purchase Agreement with Jeanne Garde, James Meador, and Gary Edwards, to purchase certain software and hardware, wherein the sellers warranted that they had good and marketable title to all assets, free and clear of all liens, claims, charges and encumbrances. This agreement was terminated in the week of August 18, 1995, as the title to the software as in dispute and the program was not operational. The hardware is being returned.

           n) Section 5.12 Minimum to Close. The number of shares of Preferred Stock ($.001 par value) has been increased from 2,000,000 to 2,250,000 Series A Preferred, of which 750,000 shares have been sold. The Company is contemplating a Private Placement for the sale of 1,000,000 shares of Series A Preferred to accredited investors who will be purchasing under the terms and conditions of this Purchase Agreement, as amended herein. The net proceeds to the Company, after fees and costs, is estimated at $750,000.00. The balance of the Series A Preferred of 500,000 shares is set aside for purchase by Intel.

           o) Section 7.9 Finder's Fee. The Company is preparing to sell 1,000,000 shares of Series A Preferred in a Private Placement. Spectrum Securities, Fountain Valley, CA will be paid 13.5% of amount raised for sales commissions and marketing assistance fees and American Growth Capital Corporation will be paid 11.5% of amount raised for Investment Banking Fees.

           p) The Rights Agreement, dated May 19, 1995, attached as Exhibit E of the Series A Preferred Stock Purchase Agreement, dated May 19, 1995, is hereby amended as follows:

                 1. Paragraph 1.1.7 The term "Substantial Amount of Registrable Securities" means at least sixty percent (60%) of the Registrable Securities then outstanding that have not been resold to the public in a registered public offering.

     IN WITNESS THEREOF, the parties have executed this Amendment to the Series A Preferred Agreement Purchase Agreement, dated May 19, 1995, this 23rd day of
                                                                    ----
August, 1995.





VIRTUAL REALTY NETWORK, INC.                AMERICAN GROWTH FUND I,
4590 MacArthur Blvd., Ste. 175              a California limited partnership
Newport Beach, CA 92660                     By: American Growth Capital
                                            Corp., Managing General Partner




By:                                         By:
    -------------------------                   -----------------------------
     MICHAEL A. BARRON, Pres.                     DONNA SNYDER, President



INTEL CORPORATION




By: /s/ SALISH RISHI
    -------------------------